Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259519) and Form S-8 (Nos. 333-260105 and 333-269199) of Rover Group, Inc. of our report dated March 9, 2023 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 9, 2023